Calculation of Filing Fee Tables
S-4
FIRST FINANCIAL CORP /IN/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.125 stated value per share	Other	1,038,879		$ 53,888,786.85	0.000087	$ 4,688.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 53,888,786.85		$ 4,688.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,688.32
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the maximum number of shares of common stock, $0.125 stated value per share ("FFC common stock"), of First Financial Corporation ("FFC") estimated to be issuable by FFC upon completion of the merger of First Illinois Corporation ("First Illinois") with and into FFC, pursuant to the Agreement and Plan of Merger, dated as of August 26, 2026, by and between FFC and First Illinois (the "merger agreement"), as described in the proxy statement/prospectus included in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of additional shares of FFC common stock as may be issuable as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(f)(2) and 457(f)(3) under the Securities Act. There is no market for the common stock, $1.00 par value per share, of First Illinois ("First Illinois common stock"), which is not listed or quoted on any securities exchange or automated quotation system, and First Illinois does not have an accumulated capital deficit. Accordingly, the proposed maximum aggregate offering price is equal to (i) the product of (A) $34.10, the book value per share of First Illinois common stock as of September 30, 2026, the latest practicable date prior to the filing of this registration statement, and (B) 2,591,430, the maximum number of shares of First Illinois common stock that may be exchanged or cancelled in the merger (consisting of 2,424,590 shares of First Illinois common stock outstanding and 166,840 shares of First Illinois common stock issuable upon the exercise of outstanding stock options), which product equals $88,367,763.00, less (ii) $34,478,976.15, the estimated maximum aggregate amount of cash to be paid by FFC in exchange for shares of First Illinois common stock in the merger (calculated as the $44.35 per share cash consideration multiplied by 777,429, the maximum number of shares of First Illinois common stock that may be converted into the right to receive the cash consideration under the merger agreement, assuming the exercise of all outstanding First Illinois stock options and the resulting proportionate increase in such maximum number from 727,377). The registration fee has been calculated by multiplying the proposed maximum aggregate offering price of $53,888,786.85 by 0.0000870 (i.e., $87.00 per $1,000,000).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
2,591,430	$ 34.10	$ 88,367,763.00		$ 34,478,976.15	$ 53,888,786.85

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date